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                                                                         EX-20.1

              AMENDED MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                                 TO THE TRUSTEE
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A
                      MONTHLY PERIOD ENDING MARCH 31, 1997

         Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 1996-A Supplement. This notice is delivered pursuant to Section 4.09.

    A.   Bank of America is the Servicer under the Pooling and Servicing
         Agreement.

    B.   The undersigned is a Servicing Officer.

    C. The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.

I.       INSTRUCTION TO MAKE A WITHDRAWAL

         Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee
(i) to make withdrawals from the Finance Charge Account, the Principal Account, and the Principal Funding Account on APRIL 14, 1997, which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsection 3 (a) of the Series 1996-A Supplement and Section 4.09 of the Pooling and Servicing Agreement:


A.                Pursuant to subsection 3 (a) of the
                  Series 1996-A Supplement:

                  1.       Servicer Interchange.............. $     416,666.67
                                                              ----------------

B.                Pursuant to subsection 4.09 (a) (i):

                  1.       Class A Monthly Interest at the
                           Class A Certificate Rate on the
                           Class A Investor Interest......... $   1,917,307.81
                                                              ----------------

                  2.       Class A Deficiency Amount......... $           0.00
                                                              ----------------

                  3.       Class A Additional Interest....... $           0.00
                                                              ----------------

C.                Pursuant to subsection 4.09 (a) (ii):

                  1.       Class A Servicing Fee............. $     356,250.00
                                                              ----------------


                                      B-1
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
                  2.       Accrued and unpaid Class A
                           Servicing Fee..................... $           0.00
                                                              ----------------

D.                Pursuant to subsection 4.09 (a) (iii):
                  1.      Class A Investor Default Amount.... $   2,444,290.30
                                                              ----------------

E.                Pursuant to subsection 4.09 (a) (iv):
                  1.      Portion of Excess Spread from
                          Class A Available Funds to be
                          allocated and distributed as
                          provided in Section 4.11........... $   1,839,997.07
                                                              ----------------

F.                Pursuant to subsection 4.09 (b) (i):
                  1.      Class B Monthly Interest at the
                          Class B Certificate Rate on
                          the Class B Investor Interest...... $     149,949.13
                                                              ----------------

                  2.       Class B Deficiency Amount......... $           0.00
                                                              ----------------

                  3.       Class B Additional Interest....... $           0.00
                                                              ----------------

G.                Pursuant to subsection 4.09 (b) (ii):
                  1.       Class B Servicing Fee............. $      27,083.33
                                                              ----------------

                  2.       Accrued and unpaid Class B
                           Servicing Fee..................... $           0.00
                                                              ----------------

H.                Pursuant to subsection 4.09 (b) (iii):
                  1.      Portion of Excess Spread from
                          Class B Available Funds to be
                          allocated and distributed as
                          provided in Section 4.11........... $     321,517.16
                                                              ----------------

I.                Pursuant to subsection 4.09 (c) (i):
                  1.      Collateral Interest Servicing
                          Fee, if applicable................. $            N/A
                                                              ----------------

                  2.      Accrued and unpaid Collateral
                          Interest Servicing Fee, if
                          applicable......................... $            N/A
                                                              ----------------

J.                Pursuant to subsection 4.09 (c) (ii):

                  1.      Portion of Excess Spread from
                          Collateral  Available  Funds to
                          be allocated and distributed as
                          provided  in  Section 4.11......... $     613,599.57
                                                              ----------------

                          Total.............................. $   8,086,661.04
                                                              ================


                                       B-2
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
K.                Pursuant to subsection 4.09 (d) (ii):
                  1.      Amount to be treated as Shared
                          Excess Principal Collections....... $           0.00
                                                              ----------------


L.                Pursuant to subsection 4.09 (d) (iii):
                  1.      Amount to be  paid to the
                          Holder of  the  Transferor
                          Certificate........................ $  62,966,910.00
                                                              ----------------

                  2.      Unallocated Principal Collections.. $           0.00
                                                              ----------------


M.                Pursuant to subsection 4.09 (e) (i):
                  1.      Class A Monthly Principal.......... $           0.00
                                                              ----------------


N.                Pursuant to subsection 4.09 (e) (ii):
                  1.      Class B Monthly Principal.......... $           0.00
                                                              ----------------


O.                Pursuant to subsection 4.09 (e) (iii)
                  1.      Collateral Monthly Principal to
                          be applied in accordance with
                          the Loan Agreement................. $           0.00
                                                              ----------------

P.                Pursuant to subsection 4.09 (e) (iv):
                  1.      Amount to be treated as Shared
                          Excess Principal Collections....... $           0.00
                                                              ----------------

Q.                Pursuant to subsection 4.09 (e) (v):
                  1.      Amount to be paid to the Holder
                          of the Transferor Certificate...... $           0.00
                                                              ----------------

                  2.       Unallocated Principal Collections. $           0.00
                                                              ----------------


R.                Pursuant to subsection 4.09 (f):

                  1.      Amount to be withdrawn from the
                          Principal Funding Account and
                          deposited into the Distribution
                          Account............................ $           0.00
                                                              ----------------

S.                Pursuant to Section 4.13:

                  1.      Amount of Shared Excess Finance
                          Charge Collections to be
                          withdrawn from the Finance Charge
                          account to be allocated to
                          Series 1996-A and distributed as
                          provided in Section 4.11........... $           0.00
                                                              ----------------


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II.      INSTRUCTION TO MAKE CERTAIN PAYMENTS

                  Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.01 from the Distribution Account on APRIL 15, 1997, which date is a Distribution Date under the Pooling and Servicing Agreement, amounts so deposited in the Distribution Account pursuant to Section 4.09 as set forth below:

A.            Pursuant to subsection 4.09 (g):

                  1.       Amount to be distributed to
                           Class A  Certificateholders....... $   1,917,307.81
                                                              ----------------

                  2.       Amount to be distributed to
                           Class B  Certificateholders....... $     149,949.13
                                                              ----------------

B.            Pursuant to subsection 4.09 (h) (i):

                  1.      Amount to be distributed to
                          Class A  Certificateholders........ $           0.00
                                                              ----------------

C.            Pursuant to subsection 4.09 (h) (ii):

                  1.      Amount to be distributed to
                          the  Class B Certificateholders.... $           0.00
                                                              ----------------


III.     APPLICATION OF EXCESS SPREAD

                  Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee to apply the Excess Spread with respect to the related Monthly Period and to make the following distributions in the following priority:

A.                The amount equal to the Class A
                  Required Amount, if any, which will be
                  used to fund the Class A Required
                  Amount and be applied in accordance
                  with, and in the priority set forth in,
                  subsection 4.09 (a)........................ $           0.00
                                                              ----------------

B.                The amount equal to the aggregate amount
                  of Class A Investor Charge Offs which
                  have not been previously reimbursed
                  (after giving effect to the allocation
                  on such Transfer Date of certain other
                  amounts applied for that purpose) which
                  will be treated as a portion of Investor
                  Principal Collections and deposited into
                  the Principal Account on such Transfer
                  Date....................................... $           0.00
                                                              ----------------



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
C.               The amount equal to the Class B Required
                 Amount, if any, which will be used to fund
                 the Class B Required Amount and be applied
                 first in accordance with, and in the
                 priority set forth in, subsection 4.09(b)
                 and then any amount available to pay the
                 Class B Investor Default Amount shall be
                 treated as a portion of Investor Principal
                 Collections and deposited into the
                 Principal Account........................... $     185,823.24
                                                              ----------------


D.               The amount equal to the aggregate amount
                 by which the Class B Investor Interest has
                 been reduced below the initial Class B
                 Investor Interest for reasons other than
                 the payment of principal to the Class B
                 Certificateholders (but not in excess of
                 the aggregate amount of such reductions
                 which have not been previously reimbursed)
                 which will be treated as a portion of
                 Investor Principal Collections
                 and deposited into the Principal Account.... $           0.00
                                                              ----------------


E.               The amount equal to the Collateral Monthly
                 Interest plus the amount of any past due
                 Collateral Monthly Interest which will be
                 paid to the Collateral Interest Holder for
                 application in accordance with the Loan
                 Agreement................................... $     188,097.22
                                                              ----------------


F.               The amount equal to the aggregate amount
                 of accrued but unpaid Collateral Interest
                 Servicing Fees which will be paid to the
                 Servicer if the Transferor or an
                 Acceptable Successor Servicer is the
                 Servicer.................................... $      33,333.34
                                                              ----------------


G.               The amount equal to the Collateral Default
                 Amount, if any, for the prior Monthly
                 Period which will be treated as a portion
                 of Investor Principal Collections and
                 deposited into the Principal Account........ $     228,705.52
                                                              ----------------


H.               The amount equal to the aggregate amount
                 by which the Collateral Interest has been
                 reduced below the Required Collateral
                 Interest for reasons other than the
                 payment of principal to the Collateral
                 Interest Holder (but not in excess of the
                 aggregate amount of such reductions which
                 have not been previously reimbursed) which
                 will be treated as a portion of Investor
                 Principal Collections and deposited
                 into the Principal Account.................. $           0.00
                                                              ----------------



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
I.                On each Transfer Date from and after the
                  Reserve Account Funding Date, but prior to
                  the date on which the Reserve Account
                  terminates as described in subsection 4.16
                  (f), the amount up to the excess, if any,
                  of the Required Reserve Account Amount
                  over the Available Reserve Account Amount
                  which shall be deposited into the Reserve
                  Account..................................... $           0.00
                                                               ----------------

J.                The balance, if any, after giving effect
                  to the payments made pursuant to
                  subparagraphs (a) through (i) above which
                  shall be deposited into the Distribution
                  Account and applied in accordance with the
                  provisions of the Loan Agreement............ $   2,139,154.48
                                                               ----------------


IV.      REALLOCATED PRINCIPAL COLLECTIONS

                  Pursuant to Section 4.12, the Servicer does hereby instruct the Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to Section 4.12 with respect to the related Monthly Period in the following amounts:

       A.         Reallocated Collateral Principal
                  Receivables................................. $           0.00
                                                               ----------------

       B.         Reallocated Class B Principal
                  Receivables................................. $           0.00
                                                               ----------------


V        ACCRUED AND UNPAID AMOUNTS

                  After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month.

A.           Subsections 4.09 (a) (i) and (b) (i) :

                  (1)     The aggregate amount of the
                          Class A Deficiency Amount........... $           0.00
                                                               ----------------

                  (2)     The aggregate amount of Class
                          B Deficiency Amount................. $           0.00
                                                               ----------------


B.           Subsections 4.09 (a) (ii) and (b) (ii):

                  The aggregate amount of all accrued
                  and unpaid Investor Monthly
                  Servicing Fees.............................. $           0.00
                                                               ----------------

C.           Section 4.10:

                  The aggregate amount of all
                  unreimbursed  Investor Charge Offs.......... $           0.00
                                                               ----------------


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IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 28th day of MAY, 1997.


                             BANK OF AMERICA NATIONAL
                                    ASSOCIATION

                                    Transferor and Servicer


                             BY:    /S/ MARGARET A. SPRUDE
                                ------------------------------------------------
                                    Name:  Margaret A. Sprude
                                    Title:    SVP & Chief Financial Officer


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